EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                                            YEAR
                                                    NINE MONTHS ENDING     ENDING
                                                       SEPTEMBER 30,     DECEMBER 31,
                                                   --------------------  ----------
                                                      1999      1998        1998
                                                   ---------  ---------  ----------


Fixed  charges,  as  defined:

  Interest charges                                 $ 28,951   $ 40,401   $  50,253
  Preference dividend requirements of the Company    14,126        368       3,061
  Preferred dividend requirements of subsidiaries
    adjusted to pre-tax basis                           ---        ---         ---
                                                   ---------  ---------  ----------

      Total fixed charges                          $ 43,077   $ 40,769   $  53,314
                                                   =========  =========  ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                             $ 44,937   $(91,533)  $(238,609)
  Fixed charges, above                               43,077     40,769      53,314
  Less interest capitalized                         (10,466)   (19,786)    (23,215)
  Plus undistributed (earnings) loss of affiliates      ---        ---         ---
  Less preference dividend requirements of the
     Company and its subsidiaries adjusted to
     pre-tax basis                                  (14,126)      (368)     (3,061)
                                                   ---------  ---------  ----------

                                                   $ 63,422   $(70,918)  $(211,571)
                                                   =========  =========  ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                      1.5        ---         ---
                                                   =========  =========  ==========




                                                                                  SEVEN MONTHS    YEAR
                                                                                    ENDING       ENDING
                                                      YEAR ENDING DECEMBER 31,     DEC. 31,      MAY 31,
                                                 -------------------------------  ----------   ----------
                                                   1997        1996      1995        1994         1994
                                                 ---------  ---------  ---------  ----------   ----------
Fixed charges, as defined:

  Interest charges                               $ 50,625   $ 43,884   $ 41,305   $  20,285    $  26,951
  Preference dividend requirements of the Company     400        985        802         449          ---
  Preferred dividend requirements of subsidiaries
    adjusted to pre-tax basis                         ---        ---        ---         ---          364
                                                 ---------  ---------  ---------  ----------   ----------

      Total fixed charges                        $ 51,025   $ 44,869   $ 42,107   $  20,734    $  27,315
                                                 =========  =========  =========  ==========   ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                           $ 16,896   $ 20,945   $ 16,600   $ (22,834)   $ (23,104)
  Fixed charges, above                             51,025     44,869     42,107      20,734       27,315
  Less interest capitalized                       (25,818)   (27,102)   (16,211)    (11,833)     (16,863)
  Plus undistributed (earnings) loss of affiliates    ---       (118)     2,249       4,102         (645)
  Less preference dividend requirements of the
     Company and its subsidiaries adjusted to
     pre-tax basis                                   (400)      (985)      (802)       (449)        (364)
                                                 ---------  ---------  ---------  ----------   ----------

                                                 $ 41,703   $ 37,609   $ 43,943   $ (10,280)   $ (13,661)
                                                 =========  =========  =========  ==========   ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES           0.8        0.8        1.0         ---          ---
  AND PREFERENCE DIVIDENDS (1) (2)               =========  =========  =========  ==========   ==========






______________________________

(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the nine months ended September 30, 1998 by $111,687,000, for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and
$7,260,000, respectively, for the seven months ended December 31, 1994 by $31,014,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $3,597,000 and $198,782,000 for the nine months ended September 30, 1999 and 1998, respectively, $348,064,000, $46,153,000 and $1,058,000 for the years ended
December 31, 1998, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994. Nonrecurring gains from the sale of assets and other gains aggregated $442,000 and $121,117,000 for the nine months ended September 30, 1999 and 1998, respectively, $125,617,000, $6,253,000, $22,189,000, $13,617,000 and $56,193,000
for the years ended December 31, 1998, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 1.5 and 0.2 for the nine months ended September 30, 1999 and 1998, respectively, 0.2, 0.7,
1.4 and 0.7 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the nine months ended September 30, 1998 by $34,022,000, for the years ended December 31, 1998, 1997 and 1995 by $42,438,000, $15,575,000 and $10,723,000, respectively, for the seven months ended December 31, 1994 by $30,030,000 and for the year ended May 31, 1994 by $51,415,000.